UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 22, 2013

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip code)

720-888-1000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 1, 2013, the Level 3 Communications, Inc. (the “Registrant”) Board of Directors (the “Board”) elected Peter van Oppen as a member of the Board.  Mr. van Oppen was reelected to a full one-year term at the Registrant’s 2013 Annual Meeting of Stockholders on May 23, 2013.

At the time of the original filing of the Registrant’s Current Report on Form 8-K to report Mr. van Oppen’s election to the Board, no determination had been made as to which Board committees Mr. van Oppen would join.  On May 23, 2013, the Board appointed Mr. van Oppen to serve as a member of the Board’s Compensation Committee, effective May 23, 2013.

Mr. van Oppen has been a partner at Trilogy Partnership, a private investment firm focused on technology and telecommunications, since 2006. Prior to joining Trilogy, Mr. van Oppen served as Chief Executive Officer and Chairman of the Board for Advanced Digital Information Corporation (“ADIC”), a data storage company, for twelve years, from 1994 through its acquisition by Quantum Corp. in 2006. Prior to ADIC, Mr. van Oppen served as President and Chief Executive Officer of Interpoint, a predecessor company to ADIC, from 1989 until its acquisition by Crane Co. in October 1996, and had also been a consultant at PricewaterhouseCoopers and Bain & Company. Mr. van Oppen currently serves as the Chairman of the Board of Trustees and is the former Chair of the Investment Committee at Whitman College and serves on the boards of directors of several private companies.  Mr. van Oppen was formerly a director of Isilon Systems, Inc.

The Board has determined that Mr. van Oppen is independent within the meaning of the listing standards of The New York Stock Exchange.

Mr. van Oppen will earn fees for Board service consisting of a $75,000 annual cash retainer.  As a member of the Compensation Committee, in addition to his other compensation as a Board member, Mr. van Oppen will receive a cash retainer of $15,000.  Level 3 will also compensate Mr. van Oppen with a grant of restricted stock units as of July 1 of each year, with the number of units determined by dividing $150,000 by the volume-weighted average price of Level 3’s common stock over the period from January 1 to June 30, subject to a cap of 6,666 units.  These restricted stock units vest and settle in shares of Level 3’s common stock, par value $.01 per share, on the first anniversary of grant.

Mr. van Oppen was also awarded an initial grant of restricted stock units with a value of $150,000 on the date of grant, which was March 1, 2013.  The restrictions on transfer for this initial grant lapse 100% on the third anniversary of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: May 24, 2013